UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2017

CALATLANTIC GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10959	33-0475989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Wilson Boulevard, #2100, Arlington, Virginia 22209

(Address of principal executive offices) (Zip Code)

(240) 532-3806

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement with Lennar Corporation

On October 29, 2017, CalAtlantic Group, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lennar Corporation, a Delaware corporation (“Lennar”), and Cheetah Cub Group Corp., a newly formed Delaware corporation and a wholly owned subsidiary of Lennar (“Merger Sub”). Subject to the terms and conditions of the Merger Agreement, the Company will merge (the “Merger”) with and into Merger Sub, with Merger Sub continuing as the surviving corporation in the Merger (the “Surviving Corporation”).

At the effective time of the Merger, each share of common stock of the Company (“Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than shares of Company Common Stock held in the treasury of the Company or held by any direct or indirect wholly owned subsidiary of the Company, and shares of Company Common Stock held by Lennar or Merger Sub, immediately before the effective time of the Merger (collectively, the “Excluded Shares”)) will be converted into and become the right to receive either (i) 0.885 shares (the “Merger Consideration”) of Class A common stock of Lennar (the “Lennar Class A Stock”) (the number of shares of Lennar Class A Stock to be so issued, and subject to adjustment for any Class B Dividend, for each share of Company Common Stock, the “Exchange Ratio”), or (ii) $48.26 in cash, without interest, per share of Company Common Stock. Holders of Company Common Stock will have the option to elect to receive their consideration in the Merger in cash or stock as described above, subject to adjustment and proration to the extent cash to be paid to all such holders electing to receive cash consideration would exceed $1,162,250,000.

The Merger Agreement provides that Lennar may issue shares of its Class B common stock (“Lennar Class B Stock,” and with the Lennar Class A Stock, the “Lennar Stock”) as a dividend to holders of its Class A Stock and Class B Stock within 30 days after the date of the Merger Agreement (the “Class B Dividend”). If Lennar issues the Class B Dividend, then holders of Company Common Stock who receive the Merger Consideration will be entitled to receive the number of shares of Lennar Class B Stock such holders would have received if the shares of Lennar Class A stock that such stockholder receives as Merger Consideration were outstanding on the date of the Class B Dividend. If the Class B Dividend is issued, then appropriate adjustments will be made in the Exchange Ratio. No fractional shares of Lennar Stock will be issued as a result of the Merger.

At the effective time of the Merger, (i) the Company’s options, restricted stock units and stock appreciation rights will be converted, as set forth in the Merger Agreement, into the option to acquire or right to receive in lieu of Company Common Stock, the number of shares of Lennar Stock, as determined in accordance with the Exchange Ratio, and (ii) the Company’s convertible notes will remain outstanding and become convertible, in lieu of Company Common Stock, the number of shares of Lennar Stock, as determined in accordance with the Exchange Ratio. It is expected that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.

The consummation of the Merger is subject to the satisfaction or waiver of certain customary conditions, including (i) the adoption of the Merger Agreement and the Merger by the affirmative vote of the holders of at least a majority of the outstanding shares of the Company Common Stock (the “Company Stockholder Matters”), (ii) authorization and approval by the affirmative vote of the holders of a majority of all outstanding shares of Lennar Class A Stock, as well as a majority of all outstanding shares of Lennar Class A Stock and Lennar Class B Stock, voting together without regard to class, of an amendment to Lennar’s certificate of incorporation to increase the authorized number of shares of Lennar Class A Stock to a number that is at least sufficient to pay the Merger Consideration (the “Lennar Certificate Amendment”), (iii) authorization by the affirmative vote of the holders of a majority of the outstanding shares of Lennar Class A Stock and Lennar Class B Stock, voting together without regard to class, of the issuance of shares of Lennar Class A Stock (and Lennar Class B Stock, if required) in the Merger and the related transactions (the “Lennar Stock Issuance” and, together with the Lennar Certificate Amendment, the “Lennar Stockholder Matters”), (iv) the approval to list the shares of Lennar Stock constituting Merger Consideration on the New York Stock Exchange, (v) the delivery to the Company of a customary opinion from counsel to the Company that the Merger will constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, (vi) the absence of any order prohibiting the Merger, (vii) effectiveness of the registration statement on Form S-4 registering the issuance of the Lennar Stock in the Merger, and (viii) the absence of a material adverse effect on the Company or Lennar.

The Merger Agreement contains customary representations, warranties and covenants by each of the Company and Lennar. The Company has agreed, among other matters, and subject to certain exceptions, to be subject to customary “no-shop” restrictions, including that it will not directly or indirectly initiate, solicit, knowingly encourage or otherwise knowingly facilitate any inquiry or the making of any proposal or offer, including by providing non-public information, with respect to certain specified alternative transactions. Notwithstanding these restrictions, the Company may under certain circumstances provide non-public information to third parties with respect to unsolicited alternative transaction proposals if the Company’s Board of Directors determines such proposal to be more favorable to the Company’s stockholders than the Merger, subject to certain requirements.

In addition, certain covenants require each of the parties to use, subject to the terms and conditions of the Merger Agreement, their reasonable best efforts to cause the Merger to be consummated as promptly as practicable. The Merger Agreement also requires each of the Company and Lennar to call and hold respective stockholders’ meetings and, subject to certain exceptions, requires the Board of Directors of each of the Company and Lennar to recommend to their respective stockholders to approve the applicable matters contemplated by the Merger Agreement, including the Merger and the Lennar Stockholder Matters, as applicable. The Merger Agreement also contains a covenant by the parties that until the Merger takes place (or the Merger Agreement is terminated), the parties and each of their subsidiaries will, with certain exceptions, operate their respective businesses in the ordinary course consistent with past practice.

The Merger Agreement may be terminated by mutual written consent of the Company and Lennar. The Merger Agreement also contains certain additional termination rights, including, among others, the right of either party to terminate if (i) the Merger shall not have become effective by May 31, 2018 (subject to an extension of up to an additional three months to not later than August 31, 2018), (ii) the consummation of the Merger has been enjoined or would be unlawful, (iii) the Company and/or Lennar stockholder approvals are not obtained, (iv) the other party breaches its representations and warranties or covenants and such breach has not been cured and would result in a closing condition not being satisfied, or (v) the Board of Directors of the other party makes an adverse change in its recommendation with respect to stockholder approval of the applicable matters contemplated by the Merger Agreement. The Merger Agreement further provides that if the Merger Agreement is terminated under specified circumstances, including termination by the Company in connection with the Company’s entering into a superior proposal and termination by Lennar as a result of a change in the recommendation of the Company’s Board of Directors, the Company will be required to pay Lennar a termination fee equal to $178,700,000. The Merger Agreement also provides that Lennar will be required to pay the Company a termination fee if the Merger Agreement is terminated under specified circumstances, including termination by the Company as a result of a change in the recommendation of Lennar’s Board of Directors. Lennar will be required to pay the Company a termination fee equal to $178,700,000. In addition, if the Merger Agreement is terminated by a party as a result of the other party’s failure to obtain stockholder approval, then the non-terminating party will be required to reimburse the terminating party for its reasonable, out-of-pocket fees and expenses up to $30 million.

The respective Boards of Directors of the Company and Lennar have unanimously approved the Merger Agreement, and the Board of Directors of the Company has recommended that the stockholders of the Company adopt the Merger Agreement and approve the Merger. The Merger Agreement and Delaware law require that the Merger be approved by the holders of at least a majority of the outstanding shares of Company Common Stock.

It is contemplated that, as of immediately following the effective time of the Merger, Mr. Scott Stowell, the Company’s Executive Chairman of the Board of Directors, will be elected to serve on the Board of Directors of Lennar.

It is expected that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.

In connection with the Merger Agreement and pursuant to the Company’s Amended and Restated Rights Agreement, as amended by Amendment No. 1 thereto (the “Rights Agreement”), dated as of October 30, 2014, the Board of Directors of the Company has determined that none of Lennar, Merger Sub or any of their respective directors or officers, shall be deemed to be a “15% Stockholder” as defined in the Rights Agreement, by virtue of the Merger Agreement, the MP CA Homes Agreement (defined below) or the performance of any obligation thereunder or the consummation of the transactions contemplated thereby, including the Merger.

The Merger Agreement has been included in this filing to provide investors with information regarding its terms. In particular, the representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other party to the Merger Agreement. Such representations and warranties (i) have been made only for the purpose of the Merger Agreement, (ii) have been qualified by the disclosures made to the other party in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or other specific dates specified therein, subject to being true and correct, with certain exceptions, as of the closing; (v) have been qualified by disclosures in certain documents filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by the

Company and Lennar prior to the date of the Merger Agreement, and (vi) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. Investors should read the Merger Agreement together with the other information concerning the Company and Lennar that are publicly filed in reports and statements with the SEC.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Lennar Stockholder Voting Agreement

In connection with the Merger Agreement, on October 29, 2017, the Company entered into a Voting Agreement (the “Miller Voting Agreement”) with Stuart Miller, the Chief Executive Officer of Lennar, and certain entities affiliated with Mr. Miller (the “Significant Lennar Stockholders”). The Significant Lennar Stockholders collectively currently hold shares of Lennar Class A stock and Lennar Class B Stock equal to approximately 41.4% of the outstanding votes that can be cast by the holders of all outstanding Lennar Stock. Subject to the terms and conditions of the Miller Voting Agreement, the Significant Lennar Stockholders agreed, among other matters, to vote their shares of Lennar Stock in favor of the Lennar Stockholder Matters and other matters described in the Miller Voting Agreement, and against any matter that would prevent the Merger from taking place. The Significant Lennar Stockholders have also agreed that in the event the Lennar Board of Directors changes its recommendation that Lennar stockholders approve the Lennar Stockholder Matters, only shares of Lennar Stock held by the Significant Lennar Stockholder representing 30% of the outstanding votes that can be cast by the holders of all outstanding Lennar Stock will be required, pursuant to the terms of the Miller Voting Agreement, to vote on certain matters to be voted on by stockholder of Lennar in connection with the Merger. In addition, the Miller Voting Agreement contains a provision pursuant to which the Significant Lennar Stockholders have granted the Company an irrevocable proxy to vote their shares of Lennar Stock in accordance with the terms of the Miller Voting Agreement and have agreed, subject to limited exceptions, not to transfer such shares, other than as permitted in the Miller Voting Agreement. The Voting Agreement will terminate upon the earliest to occur of: (i) the effective time of the Merger and (ii) the date on which the Merger Agreement is terminated.

The foregoing description of the Miller Voting Agreement is not complete and is qualified in its entirety by reference to the full text of the Miller Voting Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

See the description set forth under “Item 1.01. Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Item 5.02(c). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2017, concurrently with the execution of the Merger Agreement, the Company entered into retention letter agreements with each of Scott D. Stowell, Jeff J. McCall, Wendy L. Marlett, and John P. Babel (the “Retention Agreements”). The Retention Agreements provide for the payment to each executive of the following lump sum cash retention bonus on the date the Merger is consummated so long as the executive either remains employed with the Company through the consummation of the Merger, or is terminated prior to the consummation of the Merger by the Company without cause at the request of Lennar: Scott D. Stowell: $8,250,000, Jeff J. McCall: $3,050,000, Wendy L. Marlett: $2,000,000, and John P. Babel: $2,250,000. The bonuses under the Retention Agreements are in addition to, and not in lieu of, other payments due and payable under the Company’s employee benefit plans and/or any other agreement between each executive and the Company. The Retention Agreements are contingent upon the Merger having been consummated prior to December 31, 2018, and will be null and void if the Merger is not consummated by that date.

In addition, on October 29, 2017, concurrently with the execution of the Merger Agreement, the Company entered into an amendment of the Senior Executive Severance Agreement between the Company and Pete Skelly (the “Severance Agreement”) to provide that, in the event that Mr. Skelly’s employment is terminated in a manner entitling him to outplacement benefits, in lieu of such benefits Mr. Skelly will be entitled to receive a lump sum cash payment equal to the maximum amount he could have been reimbursed for under the Severance Agreement. This amendment to the Severance Agreement is contingent upon the Merger having been consummated prior to December 31, 2018, and will be null and void if the Merger is not consummated by that date.

The foregoing description of the Retention Agreements is not complete and is qualified in its entirety by reference to the full text of the Retention Agreements, the form of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference, and the foregoing description of the Severance Agreement is not complete and is qualified in its entirety by reference to the full text of the Severance Agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Voting and Cash Election Agreement with MP CA Homes LLC

In connection with the Merger Agreement, on October 29, 2017, Lennar entered into a Voting and Cash Election Agreement (the “MP CA Homes Agreement”) with MP CA Homes LLC, a Delaware limited liability company (“MP CA Homes”). MP CA Homes is the Company’s largest stockholder as of the date hereof, and currently holds Company Common Stock equal to approximately 25.4% of the outstanding Company Common Stock. Subject to the terms and conditions of the MP CA Homes Agreement, MP CA Homes agreed, among other matters, to (i) vote its shares of Company Common Stock in favor of the Merger and against any transaction that would prevent the Merger from taking place, and (ii) elect to receive cash consideration in the Merger with respect to its shares of Company Common Stock for at least the minimum number of shares to cause the maximum cash consideration amount to have been fully elected by all stockholders of the Company. In addition, MP CA Homes has agreed not to sell shares of Lennar Class A Stock it receives in the Merger for certain periods after the effective time of the Merger and based on the number of shares of Lennar Class A Stock it receives in the Merger.

Joint Press Release

On October 30, 2017, the Company and Lennar issued a joint press release announcing the execution of the Merger Agreement and related matters. A copy of the press release is attached as Exhibit 99.1 hereto.

Exhibit 99.1 attached to this Current Report on Form 8-K, is deemed “furnished” to the SEC, and not “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Current Report on Form 8-K into any filing by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not otherwise be deemed filed under such acts.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may qualify for the safe harbor provided for in Section 21E of the Exchange Act. These forward-looking statements include, among others, statements about the benefits of the transactions, the expected timing for completing the Merger, the Company’s and Lennar’s objectives, plans and strategies and any other statements about future expectations, beliefs, goals, plans or prospects of the Company or Lennar, including after completion of the Merger. Any statements that are not statements of historical fact (including statements containing the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” objective,” “plan,” or “targets” and other similar expressions) are intended to identify forward-looking statements. These statements are based on the current beliefs and expectations of the Company’s management and are subject to known and unknown risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by these forward-looking statements, including, but not limited to: (i) the risk that the proposed Merger may not be completed in a timely manner or at all, (ii) the Company or Lennar may be unable to obtain stockholder approval as required for consummation of the Merger, (iii) conditions to the closing of the Merger may not be satisfied or waived, (iv) the transaction may involve unexpected costs, liabilities or delays, (v) the Company’s business may suffer as a result of the uncertainty surrounding the transaction, (vi) the costs and outcome of any legal proceeding relating to the transaction, (vii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (viii) the ability of Lennar to recognize synergies and other benefits of the transaction, (ix) risks that the transaction disrupts current plans and operations of the Company, (x) potential difficulties faced by the Company in employee recruitment and retention as a result of the transaction, (xi) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on the Company’s ability to maintain relationships with its customers, suppliers and others with whom it does business, (xii) risks related to diverting management’s attention from the Company’s ongoing business operations, and (xiii) other risks to consummation of the transaction, and (xiv) other risks related to the Company’s business and operations described in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements. Except as may be required under applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

No Offer of Solicitation.

This communication is for informational purposes only and shall not constitute an offer to purchase, nor a solicitation of an offer to sell, subscribe for or the solicitation of an offer to buy any securities or the solicitation of any vote or approval in connection with the proposed transaction or otherwise, nor shall there be any solicitation, offer, sale, issuance or transfer of securities in any jurisdiction in which such solicitation, offer, sale, issuance or transfer would be unlawful. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information about the Proposed Transaction and Where to Find It.

In connection with the proposed Merger, Lennar will file with the SEC a registration statement on Form S-4 (the “Registration Statement”), in which a joint proxy statement of the Company and Lennar will be included that also constitutes a prospectus (the “Joint Proxy Statement/Prospectus”). Investors and stockholders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the Merger and the related transactions, when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the Company, Lennar and the proposed Merger. You will be able to obtain a free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about the Company and Lennar at the SEC’s website (www.sec.gov). You will also be able to obtain these documents, free of charge, from the Company at www.CalAtlantic.com under the link “Investors” and then under the heading “Financials” and the subheading “SEC Filings” and from Lennar at www.Lennar.com under the tab “Investors” and then under the heading “Financials.”

Participants in the Solicitation.

The Company, Lennar, their respective directors, executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s and Lennar’s stockholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of the Company and their ownership of Company stock is set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on February 28, 2017 and its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on March 31, 2017. Information regarding Lennar’s directors and executive officers is contained in Lennar’s annual report on Form 10-K for the fiscal year ended November 30, 2016, which was filed with the SEC on January 20, 2017, and its proxy statement for its 2017 annual general meeting of stockholders, which was filed with the SEC on March 7, 2017. These documents can be obtained free of charge from the sources indicated above. Certain directors, executive officers, other members of management and employees of the Company and Lennar may have direct or indirect interest in the transaction due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the participants in the solicitation of the Company and Lennar stockholders will be included in the Joint Proxy Statement.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 29, 2017, by and among CalAtlantic Group, Inc., Lennar Corporation and Cheetah Cub Group Corp.*

10.1	Voting Agreement, dated as of October 29, 2017, by and between CalAtlantic Group, Inc., Stuart A. Miller and the other stockholders of Lennar Corporation party thereto.

10.2	Form of Retention Agreement .

10.3	Amendment, dated as of October 29, 2017, to the Senior Executive Severance Agreement between the Company and Pete Skelly.

99.1	Joint Press Release issued by CalAtlantic Group, Inc. and Lennar Corporation, dated October 30, 2017.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALATLANTIC GROUP, INC.

Date: October 30, 2017	By:	/s/ Jeffrey J. McCall
Jeffrey J. McCall Executive Vice President & Chief Financial Officer